UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 22, 2009

Commission File Number: 000-53685

INTELIMAX MEDIA INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

2320 - 555 West Hastings Street
Vancouver, BC, V6B 4N4
(Address of principal executive offices)

(604) 742 1111
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers

On October 22, 2009, the Intelimax Media Inc. (the “Company”) received resignation from Ping Shen as the Company’s Chief Financial Officer, Principal Accounting Officer, Treasurer and director.  The Company accepted Ms. Shen’s resignation on October 23, 2009.  The number of directors on the Company’s board of directors has consequently been reduced to 3.

On October 23, 2009, the Company accepted a consent to act from Michael Young and appointed Mr. Young as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer.

On May 28, 2009, Michael Young was issued 2,350,002 shares of the Company’s common stock pursuant to the terms of the merger agreement between the registrant and Intelimax Media Inc., a private British Columbia company.  There have been no other transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, in which the Company is, or plans to be, a participant and the amount involved exceeds $ 120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Young had or will have a direct or indirect material interest.

Mr. Young has not been nominated or chosen to become a director in any other company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Biographical Information

Michael Young has been a director of the Company since April 28, 2009.  Mr. Young was also appointed as the Company’s President and Secretary on May 28, 2009 and as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer on October 23, 2009.

Mr. Young is also currently CEO and Director of Carbon Friendly Solutions Inc. an environmental company listed on the TSX Venture Exchange focusing on wood waste utilization and the development of bio energy products that offset the use of fossil fuels to reduce carbon emissions.

From June 2005 to July 2006, he was Director and Corporate Secretary for Stream Communications Network & Media Inc., and responsible for Corporate Development and Public Relations of Stream since October 2000.  During his time with Stream the company grew from start up to 65,000 subscribers and raised over US $15 million of private debt and equity to accomplish its growth objectives.

From 1994 to present Mr. Young has been helping individuals and small businesses achieve both short and long term financial security goals acting as a self-employed independent consultant. Mr. Young is a graduate of the Certified Financial Planning Education Program from the Financial Advisors Association of Canada and the British Columbia Institute of Technology, where he studied Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009	INTELIMAX MEDIA INC.

	By:	/s/ Michael Young
Mr. Michael Young
President, Chief Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director